NEWS RELEASE                   NEWS RELEASE                        NEWS RELEASE

                              EUROSOFT CORPORATION

For Additional Information Contact:

Eurosoft Corporation
232A Royal Palm Way
Palm Beach, Florida 33480
Tel:     (561) 822-9995

                              FOR IMMEDIATE RELEASE

               EUROSOFT CORPORATION ANNOUNCES A CHANGE IN CONTROL
              A NEW ADDRESS AND TELEPHONE NUMBER AND RESIGNATION OF
                             ITS INDEPENDENT AUDITOR

Palm Beach, Florida. June 18, 2001 -- EuroSoft Corporation (OTC Bulletin Board:
ERST) hereby announces that Stephen H. Durland has become its majority shareholder. In addition, EuroSoft has changed its principal executive offices to 232 A Royal Palm Way, Palm Beach, Florida 33480 and its new telephone number is (561) 822-9995. The Company can be contacted via e-mail at www.sdurland@durland-cpa.com. In addition, Durland & Company has resigned as EuroSoft's independent auditor. Mr. Durland is the principal accountant of Durland & Company. Therefore, based on Mr. Durland's position as a shareholder of EuroSoft, Durland & Company's resignation was required.

Statements contained in this press release that are not based upon current or historical fact are forward looking in nature. Such forward looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from estimated results. Management cautions that all statements as to future results of operations are necessarily subject to risks, uncertainties, and events that may be beyond the control of Eurosoft Corporation and no assurance can be given that such results will be achieved. Potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain, and successfully complete projects, the availability of technical personnel, changes in technology, and competition. For purposes of disclosure, the company has received assistance in the drafting of this news release by the company's shareholder relations agent who receives three thousand dollars on a month to month basis for providing such shareholder relations services.